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                                                                       Exhibit 5



                               August 21, 1996



Noise Cancellation Technologies, Inc.
1025 West Nursery Road, Suite 120
Linthicum, Maryland  21090

         Re:     Registration Statement on Form S-3

Gentlemen:

         Referring to the Registration Statement on Form S-3 that Noise Cancellation Technologies, Inc. (the "Company") is filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by certain Selling Stockholders of 18,403,130 shares of Common Stock of the Company (the "Resale Shares") and the sale by certain present and former officers and directors of the Company and by certain active consultants to the Company of 2,418,750 shares of Common Stock of the Company issuable to them upon the exercise of outstanding warrants and options to purchase Common Stock (the "Warrant and Option Resale Shares"), I am of the opinion that:

1. The Resale Shares have been duly authorized by the Company, have been validly issued and are fully paid and nonassessable.

2. The Warrant and Option Resale Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the respective warrant or option agreements governing such warrants or options, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Registration Statement referred to above and to the reference to me under the caption "Legal Matters" in the Prospectus.

                                        Very truly yours,


                                        /s/ JOHN B. HORTON
                                        -------------------------
                                        John B. Horton
                                        Senior Vice President and
                                        General Counsel





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